Exhibit 10.1

AMENDMENT TO THE

FOOT LOCKER SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                    WHEREAS, Foot Locker, Inc. (the “Company”) maintains the Foot Locker Supplemental Executive Retirement Plan, as amended and restated as of January 1, 2005 (the “Plan”);

                    WHEREAS, pursuant to Section 18.1 of the Plan, the Board of Directors of the Company (the “Board”) may amend the Plan; and

                    WHEREAS, effective as of May 26, 2011, the Board desires to amend the definition of the term “Retirement” under the Plan.

                    NOW, THEREFORE, the Plan is hereby amended, effective as of May 26, 2011, as follows:

1.	Section 2(w) of the Plan is hereby amended to read as follows:

“’Retirement’ shall mean, (1) with respect to an individual who is a Participant prior to May 26, 2011, a separation from service with the Control Group on or after the date that the Participant’s age added together with his or her Years of Service equals or exceeds the sum of sixty-five (65); and (2) with respect to an individual who becomes a Participant on or after May 26, 2011, a separation from service with the Control Group on or after the date the Participant attains age fifty-five (55) and completes 10 Years of Service.”

IN WITNESS WHEREOF, the Company has caused this amendment to be executed this 26th day of May 2011.

FOOT LOCKER, INC.

By:	/s/ Laurie Petrucci

Title:	Senior Vice President –
Human Resources